EXHIBIT 10.11.3

SEVENTH AMENDMENT TO LEASE

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PARTIES

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THIS AGREEMENT made the 24th day of February, 2010, is between 300 TICE REALTY ASSOCIATES L.L.C.   ("Lessor") whose address is c/o Mack-Cali Realty Corporation, 343 Thornall Street, Edison, New Jersey 08837 and PAR PHARMACEUTICAL, INC. ("Lessee"), whose address is One Ram Ridge Road, Spring Valley, New York 10977.

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STATEMENT OF FACTS

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Lessor and Lessee previously entered into a Lease dated May 24, 2002, as amended by First Amendment to Lease dated August 5, 2002, Second Amendment to Lease dated  December 19, 2002, Third Amendment to Lease dated December 20, 2002, Fourth Amendment to Lease dated August 7, 2003,  Fifth Amendment to Lease dated December 30, 2004 and Sixth Amendment to Lease dated September 26, 2006 (collectively, the "Lease") covering 60,623 gross rentable square feet consisting of units of approximately 10,420 gross rentable square feet, 4,733 gross rentable square feet, 11,224 gross rentable square feet and 7,452 gross rentable square feet on the second (2nd) floor, approximately 25,656 gross rentable square feet on the third (3rd) floor of the building located at 300 Tice Boulevard, Woodcliff Lake, New Jersey (“Building”) and approximately 1,138 gross rentable square feet of Storage Space in the Building’s garage (collectively, the “Premises”); and

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The Term of the Lease expires on March 31, 2011 (“Expiration Date”); and

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Lessee desires to extend the Term of the Lease for a period of five (5) years to commence April 1, 2011; and

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The parties desire to amend certain terms of the Lease as set forth below.

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AGREEMENT

NOW, THEREFORE, in consideration of the Premises and the covenants hereinafter set forth, Lessor and Lessee agree as follows:

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The above recitals are incorporated herein by reference.

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All capitalized and non-capitalized terms used in this Agreement which are not separately defined herein but are defined in the Lease shall have the meaning given to any such term in the Lease.

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The renewal term shall be for a period commencing on April 1, 2011 and expiring at 11:59 p.m. on March 31, 2016 (“Renewal Term”) and Paragraphs 9 and 17 of the Preamble of the Lease shall be deemed amended accordingly.

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Subject to Article 57 Partial Surrender Option, as set forth in Paragraph 3.7 below, Lessor hereby leases to Lessee and Lessee hereby hires from Lessor the Premises in its "AS-IS" condition for the Renewal Term, as defined herein, under the terms and conditions set forth herein.  Lessor shall have no obligation to perform any improvement work in the Premises. Lessor shall provide an allowance towards painting and carpeting the Premises (using finishes and materials reasonably satisfactory to Lessor) and other improvement work which may be performed by Lessee in the Premises of up to EIGHT HUNDRED NINETY TWO THOUSAND TWO HUNDRED SEVENTY FIVE AND 00/100 DOLLARS ($892,275.00) (“Lessor’s Allowance”), which Lessor’s Allowance shall be reduced to SIX HUNDRED THIRTEEN THOUSAND THREE HUNDRED TWELVE AND 50/100 DOLLARS ($613,312.50) if Lessee exercises its Partial Surrender Option  pursuant to Paragraph 3.7 below. From and after the commencement of the Renewal Term,

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provided Lessee is not in default under the Lease, such reimbursement shall be made promptly after Lessor’s receipt of paid invoices evidencing the cost of the work performed and lien waivers from all contractors, subcontractors and vendors who supplied labor or materials in connection with said work. Such work by Lessee shall comply with the terms of the Lease, including Article 6.

.5

As of April 1, 2011, the following shall be effective:

a.

Lessee shall pay Lessor Fixed Basic Rent applicable to the Premises payable as follows and Paragraph 10 of the Preamble to the Lease shall be deemed amended accordingly:

I.

The Fixed Basic Rent for the Premises consisting of 59,485 gross rentable square feet (excluding the Storage Space of 1,138 gross rentable square feet), shall be as follows:

Period	Yearly Rate	Monthly Installment	Annual Per Sq. Ft. Rent
April 1, 2011 to March 31, 2016	$1,576,352.50	$131,362.71	$26.50

II.

The Fixed Basic Rent for the Storage Space of 1,138 gross rentable square feet shall be as follows:

Period	Yearly Rate	Monthly Installment	Annual Per Sq. Ft. Rent
April 1, 2011 to March 31, 2016	$13,656.00	$1,138.00	$12.00

b.

Lessee shall continue to pay Lessor, as Additional Rent, Lessee’s Percentage applicable to the Premises of the increased cost to Lessor for each of the categories set forth in Article 23 of the Lease Additional Rent over the Base Period Costs set forth below.

c.

As of April 1, 2011, Base Period Costs applicable to the Premises shall be as follows (accordingly, prior to said date Lessee shall continue to pay escalations in accordance with Article 23 of the Lease Additional Rent over the Base Period Costs as currently set forth in the Lease and commencing April 1, 2012, Lessee shall pay escalations in accordance with Article 23 of the Lease Additional Rent over the Base Period Costs as set forth below) and Paragraph 2 of the Preamble to the Lease shall be amended accordingly:

(A)

Base Operating Costs: Those costs incurred for the Building and Office Building Area during the Calendar Year 2011.

(B)

Base Real Estate Taxes: Those Real Estate Taxes incurred for the Building and Office Building Area during Calendar Year 2011.

(C)

Base Insurance Costs:   Those Insurance Costs incurred for the Building and Office Building Area during Calendar Year 2011.  References in Article 23 Additional Rent of the Lease to “Insurance Costs Expense Stop” shall be deemed changed “Base Insurance Costs.”

(D)

Base Utility and Energy Costs:  Those Utility and Energy Costs incurred for the Building and Office Building Area during Calendar Year 2011.  References in Article 23 Additional Rent of the Lease to “Utility and Energy Costs Expense Stop” shall be deemed changed to “Base Utility and Energy Costs.”

Notwithstanding anything herein to the contrary, Tenant shall have no obligation to pay Additional Rent based upon increases over Base Period Costs during the first twelve (12) months of the Renewal Term (i.e. April 1, 2011 through and including  March 31, 2012).

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d.

Lessee shall continue to pay Lessor the cost of electricity consumed within the Premises in accordance with Article 22 of the Lease Building Standard Office Electrical Service.

3.6

Notwithstanding anything herein to the contrary, if there remains any portion of Lessor’s Allowance, as calculated by Lessor after submission of invoices, not utilized for improvement work performed in the Premises, then, upon Lessee giving Lessor not less than thirty (30) days prior written notice (“Lessee’s Notice”) that it has not utilized all of Lessor’s Allowance for tenant improvements and has elected to apply the unused portion of Lessor’s Allowance as a credit against the Fixed Basic Rent payable by Lessee for the Premises during the Renewal Term, said unutilized portion of Lessor’s Allowance shall be applied in equal amounts as a credit against the first nine (9) monthly installments of Fixed Basic Rent for the Premises during the Renewal Term (“Lessor’s Unused Allowance Rent Credit”), commencing with the later of (i) April 1, 2011 and (ii) the first monthly installment of Fixed Basic Rent due thirty (30) days after Lessee shall have given Lessee’s Notice to Lessor, and upon the giving of said Lessee’s Notice, Lessor’s Allowance shall be deemed  reduced by the full amount of the Lessor’s Unused Allowance Rent Credit. Accordingly, (a) if Lessee has not exercised its Partial Surrender Option pursuant to Paragraph 3.7 below, and (b) if all of Lessor’s Allowance is unutilized and Lessee elects to use all of  Lessor’s Allowance as Lessor’s Unused Allowance Rent Credit, then Lessor’s Unused Allowance Rent Credit shall be applied in nine (9) equal monthly installments, as a credit against the monthly installments of Fixed Basic Rent in the amount of NINETY NINE THOUSAND ONE HUNDRED FORTY ONE AND 66/100 DOLLARS ($99,141.66) each, which equal monthly installments shall be reduced to SIXTY EIGHT THOUSAND ONE HUNDRED FORTY FIVE AND 83/100 ($68,145.83) if Lessee has exercised its Partial Surrender Option pursuant to Paragraph 3.7 below; and which equal monthly installments shall be subject to further reduction  and adjustment if Lessee has utilized any portion of Lessor’s Allowance for improvements to the Premises as provided in Paragraph 3.4 above. If Lessee gives Lessee’s Notice  to Lessor no later than February 28, 2011, then Lessor’s Unused Allowance Rent Credit shall be applied during the nine (9) month period commencing April 1, 2011 through and including  December 31, 2011.

3.7

A new Article 57 Partial Surrender Option shall be added to the Lease, as follows:

a.

Subject to the provisions of this Article, Lessee shall have the option to delete from the Premises, and cancel the Lease with respect to a portion of the Premises consisting of 10,420 gross rentable square feet on the second floor (such portion of the Premises being hereafter referred to as the “Surrendered  Premises” and being the initial premises demised under the Lease, as shown on Exhibit A attached to the initial Lease dated May 24, 2002) so that the balance of the Premises shall consist of 50,203 gross rentable square feet (hereinafter the “Remaining Premises”), upon giving Lessor written notice on or before June 30, 2010 (such notice being referred to as “Lessee’s Partial Surrender Notice”). TIME IS OF THE ESSENCE with respect to Lessor’s receipt of Lessee’s Partial Surrender Notice. The deletion of the Surrendered Premises from the Premises and the cancellation of the Lease with respect to the Surrendered Premises shall be effective on March 31, 2011 (the “Partial Surrender Date”). Lessee shall surrender and vacate the Surrendered Premises in accordance with Article 5 of the Lease on or before the Partial Surrender Date, and if Lessee shall fail to surrender and vacate the Surrendered   Premises on or before the Partial  Surrender Date, the provisions of Article 25 Holdover of the Lease shall apply to the Surrendered  Premises (prorated and/or modified as appropriate to apply only to the Surrendered Premises).

b.

If Lessee shall elect to delete the Surrendered Premises from the Premises and cancel the Lease with respect thereto, as of the Partial Surrender Date, the following shall be applicable:

(i)

The Remaining Premises shall be deemed to be 50,203 gross rentable square feet of space consisting of units of approximately 4,733 gross

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rentable square feet, 11,224 gross rentable square feet and 7,452 gross rentable square feet on the second (2nd) floor, approximately 25,656 gross rentable square feet on the third (3rd) floor of the Building and approximately 1,138 gross rentable square feet of Storage Space in the Building’s garage, which includes an allocable share of the Common Facilities as defined in Article 42(b).

(ii)

The Fixed Basic Rent payable under the Lease shall be as follows:

I.

The Fixed Basic Rent for the Remaining Premises consisting of 49,065 gross rentable square feet (excluding the Storage Space of 1,138 gross rentable square feet), shall be as follows:

Period	Yearly Rate	Monthly Installment	Annual Per Sq. Ft. Rent
April 1, 2011 to March 31, 2016	$1,300,222.50	$108,351.87	$26.50

II.

The Fixed Basic Rent for the Storage Space of 1,138 gross rentable   square feet, shall be as follows:

Period	Yearly Rate	Monthly Installment	Annual Per Sq. Ft. Rent
April 1, 2011 to March 31, 2016	$13,656.00	$1,138.00	$12.00

(iii)

Lessee's Percentage applicable to the Remaining Premises (including the Storage Space) shall be 21.87% and Paragraph 12 of the Preamble to the Lease shall be deemed amended accordingly.

(iv)

The number of parking spaces as set forth in Paragraph 14 of the Preamble to Lease shall be decreased to a total of one hundred ninety-seven (197) spaces as follows:

Assigned: forty-six (46) spaces located in the garage

Unassigned: one hundred fifty-one (151) spaces in the outdoor parking lot

(v)

 Immediately upon the giving of Lessee’s Partial Surrender Notice, Lessor’s Allowance, as defined in Paragraph 3.4 of this Seventh Amendment to Lease shall be reduced to SIX HUNDRED THIRTEEN THOUSAND THREE HUNDRED TWELVE AND 50/100 DOLLARS ($613,312.50).

(vi)

 Immediately upon the giving of Lessee’s Partial Surrender Notice, Lessee’s right of first offer to lease Additional Space pursuant to Article 56A of the Lease (as set forth in Paragraph 3.7 of the Fifth Amendment) shall be subordinate with respect to any such Additional Space which is then currently unleased and/or unoccupied (“Vacant  ROFO Space”), and therefore, Lessor shall have the right to lease any such Vacant  ROFO Space to any third party, and Lessee’s right of first offer to lease Additional Space shall not be applicable to any such Vacant  ROFO Space until after the expiration of the initial space lease between Lessor and a third party with respect to such Vacant  ROFO  Space including, without limitation, the Surrendered Premises (i.e. upon Lessee’s surrender of the Surrendered Premises, the Surrendered Premises shall be deemed to be Vacant  ROFO Space).

(vii)

All Lease provisions applicable as of the natural expiration of the

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Lease shall apply to the Partial Surrender Date with respect to the Surrendered Premises.

(viii)

Promptly after Lessor’s receipt of Lessee’s Partial Surrender Notice, the parties shall execute an amendment to the lease confirming Lessee’s election and the deletion of the Surrendered Premises from the Premises.

3.8

During the Term, Lessee shall have the right to have Lessee’s name occupy twenty-five percent (25%) of the Building’s existing monument sign, and Lessor confirms that Lessee’s name, as currently placed on the Building’s existing monument sign, may remain in place, subject to future municipal approvals, if required.

3.9

Lessor represents that there currently is no mortgage encumbering the Building. Lessor covenants and agrees that pursuant to Article 15, Subordination of Lease as modified by Paragraph 3.9 of the Second Amendment to Lease, it shall obtain a non-disturbance agreement from the future holder of any such underlying lease, mortgage or trust deed in said lender’s standard form.

3.10

Article 55 Option to Extend of the Lease shall continue in full force and effect applicable to the Premises (and/or the Remaining Premises, as the case may be), except that (i) Subsection 55(a)(ii) shall be deleted, and (ii) references therein to the “last day of the initial term” and/or “the last year of the initial term of this lease” shall be changed to the “Expiration Date of the Term” and/or “the last year of the term immediately preceding the Expiration Date” as sense may require since the Extension Term referred to therein shall  not follow the initial term of the Lease.

.11

Lessee hereby represents to Lessor that (i) there exists no default under the Lease either by Lessee or Lessor; (ii) Lessee is entitled to no credit, free rent or other offset or abatement of the rents due under the Lease, except as expressly set forth in this Agreement; and (iii) there exists no offset, defense or counterclaim to Lessee’s obligation under the Lease.

3.12

Lessee and Lessor each represents and warrants to the other that no broker brought about this transaction except Cresa Partners of New Jersey, LLC, and each party agrees to indemnify, defend and hold the other harmless from any and all claims of any broker claiming to have dealt with such party arising out of or in connection with negotiations of, or entering into of, this Agreement.

 .13

Except as expressly amended herein, the Lease, as amended herein, shall remain in full force and effect as if the same had been set forth in full herein, and Lessor and Lessee hereby ratify and confirm all of the terms and conditions thereof.

 .14

This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, successors and permitted assigns.

 .15

Each party agrees that it will not raise or assert as a defense to any obligation under the Lease or this Agreement or make any claim that the Lease or this Agreement is invalid or unenforceable due to any failure of this document to comply with ministerial requirements including, but not limited to, requirements for corporate seals, attestations, witnesses, notarizations, or other similar requirements, and each party hereby waives the right to assert any such defense or make any claim of invalidity or unenforceability due to any of the foregoing.

IN WITNESS WHEREOF, Lessor and Lessee have hereunto set their hands and seals the date and year first above written, and acknowledge one to the other that they possess the requisite authority to enter into this transaction and to sign this Agreement.

LESSOR:

LESSEE:

300 TICE REALTY ASSOCIATES L.L.C.

PAR PHARMACEUTICAL, INC.

By:

Mack-Cali Realty, L.P., sole member

By:

Mack-Cali Realty Corporation,

its general partner

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By:

/s/ Mitchell E. Hersh

By:

/s/ Patrick G. LePore

Mitchell E. Hersh

Name:  Patrick G. LePore

President and Chief Executive Officer

Title:     Chairman, Chief Executive

Officer and President

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